DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Articles of Incorporation
(PURSUANT TO NRS 78)

Office Use Only:

FILED # C32186-02

DEC 3 1 2002

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing

1. Name of Corporation

Global Institute for Gaming Innovation

2. Resident Agent Name and Street Address: (Must be a Nevada address where process may be served)

NAME
Richard Fitzpatrick

PHYSICAL STREET ADDRESS	CITY		ZIP
100 W. Cypress Dr.	Henderson	NEVADA	89015
ADDITIONAL MAILING ADDRESS	CITY	STATE	ZIP

3. Shares: (No of shares corporation authorized to issue)

Number of shares with par value:	Par value:	Number of shares without par value:
1,000,000	$ .01	- 0 -

4. Names, Addresses, Number of Board of Directors/Trustees:

The First Board of Directors/Trustees shall consist of 4 members whose names and addresses are as follows:

1. NAME Richard Fitzpatrick

STREET ADDRESS	CITY	STATE	ZIP
100 W. Cypress Dr	Henderson	NV	89015

2. NAME Beatrice F. Wilcox

STREET ADDRESS	CITY	STATE	ZIP
1478 Rancho Ridge Dr	Henderson	NV	89012

3. NAME Povl Dalsgaard

STREET ADDRESS	CITY	STATE	ZIP
270 E. Flamingo Rd., Apt 237	Las Vegas	NV	89101

4. NAME Burton G. Tregub

STREET ADDRESS	CITY	STATE	ZIP
15839 Woodvale Rd	Encino	CA	91436

5. Purpose (Optional-See Instructions)

The purpose of this corporation shall be:

6. Other Matters: (See Instructions)

Number of additional pages: - 3 -

7. Names, Addresses and Signatures of Incorporators: (If more than two incorporators, please attach additional pages)

Richard Fitzpatrick
NAME
Signature

STREET ADDRESS	CITY	STATE	ZIP
100 W. Cypress Dr	Henderson	NV	89015

Beatrice F. Wilcox
NAME
Signature

STREET ADDRESS	CITY	STATE	ZIP
1478 Rancho Ridge Dr	Henderson	NV	89012

8. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

Authorized Signature of R.A. or On Behalf of R.A. Company

31 DEC 2002
Date

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF INCORPORATION
Of
GLOBAL INSTITUTE FOR GAMING INNOVATION

The undersigned, for the purpose of forming a corporation pursuant to and by virtue of Chapter 78 of the Nevada Revised Statutes, hereby adopts and executes the following Articles of Incorporation.

ARTICLE l

NAME

The name of the corporation shall be "GLOBAL INSTITUTE FOR GAMING INNOVATION".

ARTICLE II

REGISTERED OFFICE

The name of the initial resident agent and the street address of the initial registered office in the State of Nevada where process may be served upon the corporation is: Richard Fitzpatrick, 100 West Cypress Dr., Henderson, NV 89015.

The corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III PURPOSE

The purpose of the Corporation is to advance, enhance and expedite global gaming innovation and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

ARTICLE IV

CAPITAL STOCK

Section 1. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue shall consist of one million (1,000,000) shares of common stock, par value $0.01.

Section 2. Assessment of Stock The capital stock of the corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation.

ARTICLE IV
DIRECTORS AND OFFICERS

Section 1. Number of Directors. The members of the governing board of the corporation are styled as directors. The board of directors of the corporation shall be elected in such manner as shall be provided in the bylaws of the corporation. The first board of directors shall consist of four (4) individuals. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the corporation.

Section 2. Initial Directors. The name and street address of the directors constituting the initial board of directors is:

Name	Address
Richard Fitzpatrick	Henderson, Nevada 89015
Beatrice F. Wilcox	1478 Rancho Ridge Dr, Henderson, Nevada 89012
Povl Dalsgaard	270 E. Flamingo Rd., Apt 237, Las Vegas, Nevada 89101
Burton G Tregub	15839 Woodvale Road, Encino, CA 91436

Section 3. Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the corporation, must be paid, by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

Section 4. Limitation on Liability. The liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes. If the Nevada Revised Statutes are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time.

ARTICLE V

REPEAL AND CONFLICTS

Any repeal or modification of Section 3 or 4 of Article IV above approved by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the corporation existing as of the time of such repeal or modification. In the event of any conflict between Section 3 or 4 of Article IV and any other Article of the corporation's Articles of Incorporation, the terms and provisions of Sections 3 and/or 4 of Article IV shall control.

ARTICLE VI

COMBINATIONS WITH INTERESTED STOCKHOLDERS

At such time, if any, as the Corporation becomes a "resident domestic corporation", as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as may be amended from time to time, or any successor statute.

ARTICLE VII

INCORPORATORS

The name and street addresses of the incorporators signing these Articles of Incorporation are:

Name	Address
Richard Fitzpatrick	Henderson, Nevada 89015
Beatrice F. Wilcox	1478 Rancho Ridge Dr, Henderson, Nevada 89012

IN WITNESS WHEREOF, we have executed these Articles of Incorporation this 30th day of December, 2002.

Richard Fitzpatrick	/s/ Richard Fitzpatrick
Beatrice F. Wilcox	/s/ Beatrice F. Wilcox

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C32186-2002
Document Number:
20050286671-77

Date Filed:
7/25/2005 3:15:08 PM
In the office of

Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Important: Read attached instructions before completing form. [illegible]

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation.

GLOBAL INSTITUTE FOR GAMING INNOVATION

2. The articles have been amended as follows (provide article numbers, if available):

ITEM #3: THE AUTHORIZED SHARES OF THIS CORPORATION HAVE BEEN CHANGED TO 100,000,000 (ONE HUNDRED MILLION)

Item #3 - The par value of the stock has been changed to .001

Item #1 - The name of the company has been changed to:
Language Access Network, Inc.

3. The undersigned declare that they constitute at least two-thirds of the incorporators [ ], or of the board of directors [X] (check one box only)

4. Effective date of filing (optional): 7/ 005 [illegible]

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures:

Signature | Signature

* If more than two signatures, attach an 8 1/2 x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

[illegible]

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C32186-2002
Document Number:
20050225155-47

Date Filed:
6/10/2005 12:53:31 PM
In the office of
[illegible]

Dean Heller
Secretary of State

Certificate of Change of Resident Agent and/or Location of Registered Office

ABOVE SPACE IS FOR OFFICE USE ONLY

General instructions for this form:

1. Please print legibly or type; Black Ink Only.
2. Complete all fields.
3. The Physical Street address of the resident agent must be set forth, PMB's are not acceptable.
4. Ensure that document is signed in signature fields.
5. Include the filing fee of $50.00

[illegible] — C32186-2002
Name of Entity — File Number

The change below is effective upon the filing of this document with the Secretary of State.

Reason for change: (check one) [X] Change of Resident Agent [ ] Change of Location of Registered Office

The former resident agent and/or location of the registered office was:

Resident Agent: Richard [illegible]
Street No.: [illegible] W. [illegible] Dr.
City, State, Zip: Henderson NV [illegible]

The resident agent and/or location of the registered office is changed to:

Resident Agent: [illegible] Clark LLP
Street No.: [illegible] East Warm Springs
City, State, Zip: Las Vegas NV 89120

Optional Mailing Address:

NOTE: For an entity to file this certificate, the signature of one officer is required.

X ______________________
Signature/Title

Certificate of Acceptance of Appointment by Resident Agent

I hereby accept the appointment as Resident Agent for the above named business entity.

X ______________________
Authorized Signature of R.A. or On Behalf of R.A. Company — Date

This form must be accompanied by appropriate fees.

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

FILE NUMBER: C-32186-2002

Global Institute for Gaming Innovation

(Name of Corporation)

FOR THE FILING PERIOD OF December 31, 2002 TO December 31, 2003

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

Richard Fitzpatrick
100 W. Cypress Dr
Henderson NV 89015

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

Important: Read instructions before completing and returning this form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. [illegible] President, Secretary, Treasurer, [illegible] must be named. [illegible]
2. [illegible]
3. Return the completed form with the $[illegible] filing fee. [illegible]
4. [illegible] NRS 78.155. [illegible]
5. Return the completed form to: Secretary of State, [illegible]
6. [illegible]

FILING FEE: $[illegible] LATE PENALTY: $[illegible]

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
Richard Fitzpatrick	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	ST	ZIP
100 W. Cypress Dr	Henderson	NV	89015
NAME	TITLE(S)		
	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	ST	ZIP
NAME	TITLE(S)		
	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	ST	ZIP
NAME	TITLE(S)		
	DIRECTOR		
ADDRESS	CITY	ST	ZIP

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 [illegible] pursuant to NRS 239.330, [illegible] in the Office of the Secretary of State.

X Signature of Officer [signature] Title: President Date: 6/9/05

[illegible]

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Application for Reinstatement

ABOVE SPACE IS FOR OFFICE USE ONLY

Important.- form for use <u>ONLY</u> if old name is unavailable.

This application authorizes the office of the Secretary of State of Nevada to reinstate:

Global Institute for Gaming Innovation, Inc.

(old name)

under the name of:

Global Institute for Gaming Innovation, Inc.

(new name)

This application is accompanied with the initial or annual list, the designation of the resident agent, and all fees and penalties.

(authorized signature) *

*** If a corporation, this application shall be signed by an officer.**
If a limited-liability partnership, this application shall be signed by a managing partner.
If a limited-liability company, this application shall be signed by a manager or a managing member.
If a limited partnership, this application shall be signed by a general partner.